UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2026

PATHWARD FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22140	42-1406262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5501 South Broadband Lane, Sioux Falls, South Dakota 57108
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (877) 497-7497

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	CASH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed, Anthony Sharett resigned as the President of Pathward Financial, Inc. (the “Company”) and its wholly owned subsidiary, Pathward, N.A. (“Pathward”), and ceased to be employed by the Company and Pathward effective October 23, 2026. On November 3, 2026, the Compensation Committee of the Boards of Directors of the Company and Pathward (the “Committee”) approved a cash payment of $340,923 to Mr. Sharett in recognition of his annual incentive award for the fiscal year ended September 30, 2026 (“Fiscal 2026”), which he was not otherwise eligible to receive because of his departure. The amount of such cash payment was based upon the Company’s achievement of certain predetermined performance measures for Fiscal 2026 and an individual discretionary component. In approving this cash payment, the Committee took into consideration the fact that Mr. Sharett remained employed by the Company and Pathward during the entire Fiscal 2026 performance period, as well as Mr. Sharett’s years of service and commitment to the Company and the Bank. Mr. Sharett’s receipt of the cash payment is subject to his execution of an acknowledgement (the “Acknowledgement”).

If timely executed, the Company intends to file a copy of the Acknowledgement as an exhibit to its Annual Report on Form 10-K for the year ended September 30, 2026.

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATHWARD FINANCIAL, INC.

Date: November 9, 2026	By:	/s/ Gregory A. Sigrist
Gregory A. Sigrist
Executive Vice President and Chief Financial Officer